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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement, filed on Form S-2, and to the incorporation by reference in this registration statement of our report dated February 4, 2000 included in BTU International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                               /s/ Arthur Andersen LLP
                                               ---------------------------
                                               Arthur Andersen LLP


Boston, Massachusetts
March 27, 2000